Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports Third Quarter 2025 Financial Results

— Third Quarter Revenues of $394.2 Million —

— GAAP Net Income of $82.8 Million and Diluted GAAP Earnings per Share of $0.49 —

— Company Raises 2025 Financial Expectations —

DUBLIN, Oct. 28, 2025 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the third quarter of 2025.

“Alkermes delivered another successful quarter, achieving strong revenue growth and robust profitability, fueled by focused execution and underlying demand across our commercial portfolio. We ended the quarter in a strong financial position and have raised our financial outlook for 2025, underscoring the momentum of the business. Our proposed acquisition of Avadel Pharmaceuticals announced last week represents another potential growth driver for our business and an important element of our strategic plan as we seek to become a leader in the treatment of central disorders of hypersomnolence,” said Richard Pops, Chief Executive Officer of Alkermes. “During the quarter, we also advanced our development pipeline, with notable progress in our orexin 2 receptor agonist program. We recently presented positive data from Vibrance-1, our phase 2 study of alixorexton in patients with narcolepsy type 1, and expect to report topline results from Vibrance-2, in narcolepsy type 2, next month. As we prepare to initiate our phase 3 clinical program in early 2026, we believe alixorexton represents a compelling opportunity to create value and deliver meaningful innovation to patients.”

Key Financial Highlights

Revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
Total Revenues	$394.2	$378.1	$1,091.4	$1,127.6
Total Proprietary Net Sales	$317.4	$273.0	$869.2	$775.8
VIVITROL®	$121.1	$113.7	$343.8	$323.2
ARISTADA®[i]	$98.1	$84.7	$272.8	$249.6
LYBALVI®	$98.2	$74.7	$252.6	$203.1

Profitability

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
GAAP Net Income From Continuing Operations	$82.8	$92.8	$192.3	$226.4
GAAP Net Income (Loss) From Discontinued Operations	$—	$(0.4)	$—	$(5.8)
GAAP Net Income	$82.8	$92.4	$192.3	$220.6

EBITDA From Continuing Operations	$96.9	$112.3	$221.2	$282.4
EBITDA From Discontinued Operations	$—	$(0.5)	$—	$(6.9)
EBITDA	$96.9	$111.8	$221.2	$275.5

Adjusted EBITDA	$121.5	$134.3	$293.7	$351.4

Revenue Highlights

LYBALVI

•
Revenues for the quarter were $98.2 million.
•
Revenues and total prescriptions for the quarter grew 32% and 25%, respectively, compared to the third quarter of 2024.

ARISTADAi

•
Revenues for the quarter were $98.1 million.
•
Revenues for the quarter grew 16% compared to the third quarter of 2024.
•
During the quarter, the company recorded ARISTADA revenue of approximately $5.0 million related to gross-to-net favorability, primarily driven by Medicaid utilization adjustments.

VIVITROL

•
Revenues for the quarter were $121.1 million.
•
Revenues for the quarter grew 7% compared to the third quarter of 2024.
•
During the quarter, the company recorded VIVITROL revenue of approximately $8.0 million related to gross-to-net favorability, primarily driven by Medicaid utilization adjustments.

Manufacturing & Royalty Revenues

•
VUMERITY® manufacturing and royalty revenues for the quarter were $35.6 million.
•
Royalty revenues from XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® for the quarter were $30.2 million.

Key Operating Expenses

Please see Note 1 below for details regarding discontinued operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024
R&D Expense – Continuing Operations	$81.7	$59.9	$230.9	$187.2
R&D Expense – Discontinued Operations	$—	$0.5	$—	$6.9

SG&A Expense – Continuing Operations	$171.8	$150.4	$514.3	$498.2
SG&A Expense – Discontinued Operations	$—	$—	$—	$—

Balance Sheet

At Sept. 30, 2025, the company recorded cash, cash equivalents and total investments of $1.14 billion, compared to $1.05 billion at June 30, 2025.

Financial Expectations for 2025

Today, Alkermes raised its financial expectations for 2025, as set forth below. All line items are according to GAAP, except as otherwise noted.

(In millions)	Previous 2025 Expectations (provided Feb. 12, 2025)	Updated 2025 Expectations (provided Oct. 28, 2025)
Total Revenues	$1,340 – $1,430	$1,430 – $1,490
VIVITROL Net Sales	$440 – $460	$460 – $470
ARISTADA[i] Net Sales	$335 – $355	$360 – $370
LYBALVI Net Sales	$320 – $340	$340 – $350
Cost of Goods Sold	$185 – $205	$195 – $205
R&D Expense	$305 – $335	$315 – $325
SG&A Expense	$655 – $685	$675 – $705
GAAP Net Income [a]	$175 – $205	$230 – $250
EBITDA [b]	$215 – $245	$270 – $290
Adjusted EBITDA [b]	$310 – $340	$365 – $385
Effective Tax Rate	~17%	~17%

[a]	Expected 2025 weighted average basic share count of approximately 165.5 million shares outstanding and a weighted average diluted share count of approximately 169.5 million shares outstanding
[b]	Non-GAAP measure

Notes and Explanations

1.
The company determined that upon the separation of its former oncology business, completed on Nov. 15, 2023, the oncology business met the criteria for discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, Discontinued Operations. Accordingly, the accompanying selected financial information has been updated to present the results of the oncology business as discontinued operations for the three and nine months ended Sept. 30, 2024.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. ET (12:00 p.m. GMT) on Tuesday, Oct. 28, 2025, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc (Nasdaq: ALKS), a mid-cap growth and value equity, is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders, including narcolepsy and idiopathic hypersomnia. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA excludes share-based compensation expense in addition to the components of EBITDA from earnings.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, EBITDA and Adjusted EBITDA should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects; the company’s expectations related to its proposed acquisition of Avadel Pharmaceuticals; and the company’s expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, alixorexton. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks, assumptions and uncertainties. These risks, assumptions and uncertainties include, among others: whether the company is able to achieve its financial expectations; clinical development activities may not be initiated or completed on expected timelines or at all; the results of the company’s development activities may not be positive, or predictive of future results from such activities, results of future development activities or real-world results; the company’s products or product candidates could be shown to be ineffective or unsafe; the U.S. Food and Drug Administration (FDA) or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or may make adverse decisions regarding the company’s products; potential changes in the cost, scope and duration of the company’s development programs; whether the proposed acquisition will be consummated on the anticipated terms, timelines or at all; even if the proposed acquisition is consummated, the expected benefits of the proposed acquisition may not be achieved; there may be significant changes in transaction costs and/or unknown or inestimable liabilities and potential litigation associated with the proposed acquisition; the unfavorable outcome of arbitration, litigation, including so-called “Paragraph IV” litigation and other patent litigation which may lead to competition from generic manufacturers, or other proceedings or disputes related to the company’s products or products using the company’s proprietary technologies; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2024 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; BYANNLI®, INVEGA HAFYERA®, INVEGA TRINZA®, TREVICTA® and XEPLION® are registered trademarks of Johnson & Johnson or its affiliated companies; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[i]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	September 30, 2025	September 30, 2024
Revenues:
Product sales, net	$317,423	$272,999
Manufacturing and royalty revenues	76,762	105,144
Total Revenues	394,185	378,143
Expenses:
Cost of goods manufactured and sold	51,591	63,099
Research and development	81,739	59,892
Selling, general and administrative	171,773	150,382
Amortization of acquired intangible assets	—	14
Total Expenses	305,103	273,387
Operating Income	89,082	104,756
Other Income, net:
Interest income	11,943	10,916
Interest expense	—	(6,000)
Other income (expense), net	(280)	558
Total Other Income, net	11,663	5,474
Income Before Income Taxes	100,745	110,230
Income Tax Provision	17,984	17,435
Net Income From Continuing Operations	82,761	92,795
Loss From Discontinued Operations — Net of Tax	—	(414)
Net Income — GAAP	$82,761	$92,381

GAAP Earnings (Loss) Per Ordinary Share - Basic:
From continuing operations	$0.50	$0.57
From discontinued operations	$—	$(0.00)
From net income	$0.50	$0.57

GAAP Earnings (Loss) Per Ordinary Share - Diluted:
From continuing operations	$0.49	$0.56
From discontinued operations	$—	$(0.00)
From net income	$0.49	$0.55

Weighted Average Number of Ordinary Shares Outstanding:
Basic	165,086	163,368
Diluted	168,510	167,025

Condensed Consolidated Statements of Operations - GAAP (Continued)	Three Months Ended	Three Months Ended
(In thousands, except per share data)	September 30, 2025	September 30, 2024
An itemized reconciliation between net income from continuing operations on a GAAP basis and EBITDA is as follows:
Net Income from Continuing Operations	$82,761	$92,795
Adjustments:
Depreciation expense	8,060	6,958
Amortization expense	19	14
Interest income	(11,943)	(10,916)
Interest expense	—	6,000
Income tax provision	17,984	17,435
EBITDA from Continuing Operations	96,881	112,286
EBITDA from Discontinued Operations	—	(481)
EBITDA	$96,881	$111,805
Share-based compensation	24,665	22,533
Adjusted EBITDA	$121,546	$134,338

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Nine Months Ended	Nine Months Ended
(In thousands, except per share data)	September 30, 2025	September 30, 2024
Revenues:
Product sales, net	$869,151	$775,808
Manufacturing and royalty revenues	222,201	351,835
Research and development revenue	—	3
Total Revenues	1,091,352	1,127,646
Expenses:
Cost of goods manufactured and sold	150,248	183,215
Research and development	230,926	187,152
Selling, general and administrative	514,326	498,244
Amortization of acquired intangible assets	—	1,087
Total Expenses	895,500	869,698
Operating Income	195,852	257,948
Other Income, net:
Interest income	33,174	31,050
Interest expense	—	(17,930)
Other income, net	2,047	2,793
Total Other Income, net	35,221	15,913
Income Before Income Taxes	231,073	273,861
Income Tax Provision	38,750	47,460
Net Income From Continuing Operations	192,323	226,401
Loss From Discontinued Operations — Net of Tax	—	(5,834)
Net Income — GAAP	$192,323	$220,567

GAAP Earnings (Loss) Per Ordinary Share - Basic:
From continuing operations	$1.17	$1.36
From discontinued operations	$—	$(0.04)
From net income	$1.17	$1.32

GAAP Earnings (Loss) Per Ordinary Share - Diluted:
From continuing operations	$1.14	$1.33
From discontinued operations	$—	$(0.03)
From net income	$1.14	$1.30

Weighted Average Number of Ordinary Shares Outstanding:
Basic	164,490	166,546
Diluted	168,445	170,196

Condensed Consolidated Statements of Operations - GAAP (Continued)	Nine Months Ended	Nine Months Ended
(In thousands, except per share data)	September 30, 2025	September 30, 2024
An itemized reconciliation between net income from continuing operations on a GAAP basis and EBITDA is as follows:
Net Income from Continuing Operations	$192,323	$226,401
Adjustments:
Depreciation expense	23,262	20,599
Amortization expense	56	1,087
Interest income	(33,174)	(31,050)
Interest expense	—	17,930
Income tax provision	38,750	47,460
EBITDA from Continuing Operations	221,217	282,427
EBITDA from Discontinued Operations	—	(6,910)
EBITDA	$221,217	$275,517
Share-based compensation	72,441	75,889
Adjusted EBITDA	$293,658	$351,406

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	September 30,	December 31,
(In thousands)	2025	2024
Cash, cash equivalents and total investments	$1,138,983	$824,816
Receivables	354,394	384,528
Inventory	190,997	182,887
Contract assets	717	4,990
Prepaid expenses and other current assets	84,442	91,282
Property, plant and equipment, net	246,982	227,564
Intangible assets, net and goodwill	83,861	83,917
Deferred tax assets	130,344	154,835
Other assets	98,792	100,748
Total Assets	$2,329,512	$2,055,567
Accrued sales discounts, allowances and reserves	$252,743	$272,452
Other current liabilities	221,617	192,747
Other long-term liabilities	121,720	125,391
Total shareholders' equity	1,733,432	1,464,977
Total Liabilities and Shareholders' Equity	$2,329,512	$2,055,567

Ordinary shares outstanding (in thousands)	165,104	162,177

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which the company intends to file in October 2025.

Alkermes plc and Subsidiaries
2025 Guidance — GAAP to EBITDA

An itemized reconciliation between projected net income on a GAAP basis, EBITDA and Adjusted EBITDA is as follows:

(In millions)	Amount
Projected Net Income — GAAP	$240.0
Adjustments:
Interest income	(40.0)
Depreciation and amortization expense	30.0
Provision for income taxes	50.0
Projected EBITDA	$280.0
Share-based compensation expense	95.0
Projected Adjusted EBITDA	$375.0

Projected Net Income on a GAAP basis and Projected EBITDA and Adjusted EBITDA reflect mid-points within ranges of estimated guidance.